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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                 October 4, 2004
                Date of Report (Date of earliest event reported)


                                Pitney Bowes Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                       1-3579                      06-0495050
(State or other jurisdiction of   (Commission file number)      (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               World Headquarters
                1 Elmcroft Road, Stamford, Connecticut 06926-0700
                    (Address of principal executive offices)

                                 (203) 356-5000
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 8.01.        OTHER EVENTS

The Company's press release dated October 4, 2004 regarding its announcement to acquire a substantial portion of the assets of Ancora Capital & Management Group LLC is attached hereto as Exhibit 99.1 and incorporated herein by reference.



ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         99.1     Press release of Pitney Bowes Inc. dated October 4, 2004

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 Pitney Bowes Inc.

October 4, 2004




                                 /s/ B.P. Nolop
                                 -----------------------------------------------
                                 B. P. Nolop
                                 Executive Vice President and
                                 Chief Financial Officer
                                 (Principal Financial Officer)








                                 /s/ J.R. Catapano
                                 -----------------------------------------------
                                 J. R. Catapano
                                 Controller
                                 (Principal Accounting Officer)

                                                                    Exhibit 99.1
                                                                    ------------
                    PITNEY BOWES TO ACQUIRE ANCORA

STAMFORD, Conn., October 4, 2004 - Pitney Bowes Inc. (NYSE:PBI) today signed a definitive agreement to acquire a substantial portion of the assets of Ancora Capital & Management Group LLC, for approximately $35 million net of cash and assumed liabilities. Ancora is a provider of first class, standard letter and international mail processing and presort services with five operations in southern California, Pennsylvania and Maryland. It will become part of the company's PSI operation and its national presort network.
         "This acquisition is another step in our evolution to deliver enhanced customer and shareholder value," said Michael J. Critelli, Chairman and CEO of Pitney Bowes. "Presort operations help customers prepare, sort and aggregate mail to earn postal discounts and expedite delivery. Our growing national presort network helps customers be more successful by enhancing their ability to communicate more efficiently. This acquisition helps us to continue to increase the volume of mail we touch, grow the value we add to each mailpiece, provide more mail services and expand our presence in the mailstream."
         Pitney Bowes initiated its strategic entry into the multi-billion dollar presort industry in 2002 with the acquisition of PSI. Ancora employs approximately 900 people and is headquartered in San Fernando, California.
         Subject to the completion of certain conditions the transaction is expected to close within 30 days.

         Pitney Bowes is a $4.6 billion global provider of integrated mail and document management solutions headquartered in Stamford, Connecticut. The company serves over 2 million businesses of all sizes in more than 130 countries through dealer and direct operations. For more information please visit www.pb.com.
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         The statements contained in this news release that are not purely historical are forward-looking statements with the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology such as the words "expects," "anticipates," "intends" and other similar words. Such forward-looking statements include, but are not limited to, statements about growth strategies, market expansion, etc. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment, timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in the company's 2003 Form 10-K Annual Report filed with the Securities and Exchange Commission. In addition, the forward-looking statements are subject to change based on the timing and specific terms of any announced acquisitions. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

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